John Hancock Funds

                          Class A, Class B, and Class C

         Amended and Restated Multiple Class Plan Pursuant to Rule 18f-3

Each class of shares of each of the John Hancock Funds listed in Appendix A attached hereto (each the "Fund") will have the same relative rights and privileges and be subject to the same sales charges, fees and expenses, except as set forth below. The Board of Trustees/Directors, as the case may be, may determine in the future that other allocations of expenses (whether ordinary or extraordinary) or other services to be provided to a class of shares are appropriate and amend this Plan accordingly without the approval of shareholders of any class. Except as set forth in the Fund's prospectus, shares may be exchanged only for shares of the same class of another fund in the John Hancock group of funds.

Class A Shares

Class A Shares are sold at net asset value and subject to the initial sales charge schedule or contingent deferred sales charge and the minimum purchase requirements set forth in the Fund's prospectus. Class A Shares are subject to fees under the Fund's Class A Rule 12b-1 Distribution Plan on the terms set forth in the Fund's prospectus. The Class A Shareholders have exclusive voting rights, if any, with respect to the Class A Distribution Plan. Class A Shares shall be entitled to the shareholder services set forth from time to time in the Fund's prospectus with respect to Class A Shares.

Class B Shares

Class B Shares are sold at net asset value per share without the imposition of an initial sales charge. However, Class B shares redeemed within a specified number of years of purchase will be subject to a contingent deferred sales charge as set forth in the Fund's prospectus. Class B Shares are sold subject to the minimum purchase requirements set forth in the Fund's prospectus. Class B Shares are subject to fees under the Class B Rule 12b-1 Distribution Plan on the terms set forth in the Fund's prospectus. The Class B Shareholders of the Fund have exclusive voting rights, if any, with respect to the Fund's Class B Distribution Plan. Class B Shares shall be entitled to the shareholder services set forth from time to time in the Fund's prospectus with respect to Class B Shares.

Class B Shares will automatically convert to Class A Shares of the Fund at the end of a specified number of years after the initial purchase date of Class B shares, except as provided in the Fund's prospectus. The initial purchase date for Class B shares acquired through reinvestment of dividends on Class B Shares will be deemed to be the date on which the original Class B shares were purchased. Such conversion will occur at the relative net asset value per share of each class. Redemption requests placed by shareholders who own both Class A and Class B Shares of the Fund will be satisfied first by redeeming the shareholder's Class A Shares, unless the shareholder has made a specific election to redeem Class B Shares.

The conversion of Class B Shares to Class A Shares may be suspended if it is determined that the conversion constitutes or is likely to constitute a taxable event under federal income tax law.

Class C Shares

Class C Shares are sold at net asset value and subject to the initial sales charge schedule set forth in the Fund's prospectus. In addition, Class C shares redeemed within one year of purchase will be subject to a contingent deferred sales charge as set forth in the Fund's prospectus. Class C Shares are sold subject to the minimum purchase requirements set forth in the Fund's prospectus. Class C Shares are subject to fees under the Class C Rule 12b-1 Distribution Plan on the terms set forth in the Fund's prospectus. The Class C Shareholders of the Fund have exclusive voting rights, if any, with respect to the Fund's Class C Distribution Plan. Class C Shares shall be entitled to the shareholder services set forth from time to time in the Fund's prospectus with respect to Class C Shares.


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                                   APPENDIX A

John Hancock Bond Trust
 - John Hancock Government Income Fund
 - John Hancock High Yield Bond Fund
 - John Hancock Intermediate Government Fund
John Hancock California Tax-Free Income Fund
John Hancock Capital Series
 - John Hancock Core Equity Fund
John Hancock Current Interest
 - John Hancock Money Market Fund
John Hancock Investment Trust
 - John Hancock Large Cap Value Fund
 - John Hancock Balanced Fund
John Hancock Investment Trust II
 - John Hancock Financial Industries Fund
 - John Hancock Regional Bank Fund
 - John Hancock Small Cap Value Fund
John Hancock Investment Trust III
 - John Hancock Global Fund
 - John Hancock Large Cap Growth Fund
 - John Hancock Mid Cap Growth Fund
 - John Hancock International Fund
John Hancock Series Trust
 - John Hancock Technology Fund
 - John Hancock  Multi-Cap Growth Fund (formerly John Hancock Millennium Growth
 Fund)
 - John Hancock Real Estate Fund
 - John Hancock Focused Relative Value Fund
John Hancock Sovereign Bond Fund
- John Hancock Bond Fund
John Hancock Strategic Series
 - John Hancock Strategic Income Fund
John Hancock Tax-Exempt Series Fund
 - John Hancock Massachusetts Tax-Free Income Fund
 - John Hancock New York Tax-Free Income Fund
John Hancock Tax-Free Bond Trust
 - John Hancock High Yield Tax-Free Fund
 - John Hancock Tax-Free Bond Fund
John Hancock World Fund
 - John Hancock European Equity Fund
 - John Hancock Health Sciences Fund
 - John Hancock Pacific Basin Equities Fund
 John Hancock Equity Trust
  - John Hancock Growth Trends Fund

Dated:  December 1, 2000

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